Exhibit 1

AGREEMENT OF JOINT FILING

(APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 8, 2011.

LIBERTY LIFE INSURANCE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Corporate Secretary

INVESTORS INSURANCE CORPORATION

By:	/s/ John Golden
Name:	John Golden
Title:	Corporate Secretary

ATHENE ASSET MANAGEMENT LLC

By:	/s/ John Golden
Name:	John Golden
Title:	Senior Vice President

APOLLO LIFE ASSET LTD.

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President

APOLLO CAPITAL MANAGEMENT, L.P.

By:	Apollo Capital Management GP, LLC
its general partner

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President

APOLLO CAPITAL MANAGEMENT GP, LLC

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

	By:	/s/ Cindy Michel
	Name:	Cindy Michel
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President

ATHENE HOLDING LTD.

By:	/s/ Tab Shanafelt
Name:	Tab Shanafelt
Title:	Chief Legal Officer and Assistant Secretary

ATHENE GROUP LTD.

By:	/s/ Brian F. Bresnahan
Name:	Brian F. Bresnahan
Title:	Director